UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2013

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive, Irving, TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 453-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into a Material Definitive Agreement.

On July 18, 2013 (the “Effective Date”), HMS Holdings Corp., a New York corporation (the “HMS-NY”), changed its state of incorporation from the State of New York to the State of Delaware by merging (the “Reincorporation”) with and into its wholly owned subsidiary, HMS Holdings Corp., a Delaware corporation (the “Company”), pursuant to the terms of an Agreement and Plan of Merger, dated June 17, 2013, between HMS-NY and the Company (“Merger Agreement”). A majority of the votes cast at the 2013 Annual Meeting of Shareholders held on July 10, 2013 voted to approve the Reincorporation. HMS-NY, as the sole shareholder of the Company, approved the Merger Agreement by written consent on July 17, 2013.  As a result of the Reincorporation, HMS-NY has ceased to exist as a separate entity. As used herein, references to the “Registrant” means HMS-NY prior to the Reincorporation, and the Company after the Reincorporation.

In accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the shares of common stock of the Company were deemed to be registered under Section 12(b) of the Exchange Act as a successor to HMS-NY.

As of the Effective Date, the rights of the Registrant’s shareholders began to be governed by the General Corporation Law of the State of Delaware, the Company’s Certificate of Incorporation (the “Delaware COI”) and the By-Laws of the Company (the “Delaware By-Laws”).

The Reincorporation changed the legal domicile of HMS-NY, but did not result in any change in the principal offices, business, management, capitalization, assets or liabilities of the Registrant. By operation of law, the Company succeeded to all of the assets and assumed all of the liabilities of HMS-NY.  The officers and directors of HMS-NY are the officers and directors of the Company.  In addition, the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), will continue to trade on the NASDAQ Global Select Market under the symbol “HMSY.”

On the Effective Date, each outstanding certificate representing shares of HMS-NY’s common stock was deemed, without any action by the shareholders, to represent the same number of shares of the Company’s Common Stock. HMS-NY shareholders may, but are not required to, exchange their stock certificates as a result of the Reincorporation.  The Company assumed and will continue any and all stock option, stock incentive and other equity-based award plans adopted by the HMS-NY (individually, an “Equity Plan” and, collectively, the “Equity Plans”), and reserved for issuance under each Equity Plan a number of shares of the Company’s Common Stock equal to the number of shares of common stock so reserved by HMS-NY immediately prior to the effective time of the Reincorporation. Each unexercised option or other right to purchase HMS-NY common stock granted under any such Equity Plan which was outstanding immediately prior to the Effective Date, upon the effective time of the Reincorporation, became an option or right to purchase the Company’s Common Stock on a one-to-one basis, and otherwise on the same terms and conditions and at the same exercise price per share applicable to any such option or stock purchase right of HMS-NY. Each other equity-based award relating to HMS-NY common stock granted or awarded under any of the Equity Plans which was outstanding immediately prior to the Effective Date, upon the effective time of the Reincorporation, became an award relating to the Company’s Common Stock on a one-to-one basis and otherwise on the same terms and conditions applicable to such award immediately prior to the effective time of the Reincorporation.

Additional information about the Reincorporation and a comparison of the rights of shareholders of HMS-NY and the Company can be found in the HMS-NY’s Definitive Proxy Statement for the 2013 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on May 22, 2013 (the “Proxy Statement”).  The foregoing descriptions of the Delaware COI and the Delaware By-Laws are qualified in their entirety by the full text of Delaware COI and the Delaware By-Laws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.  The form of Common Stock certificate of the Company is attached hereto as Exhibit 4.1. The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.03                               Material Modification to Rights of Security Holders

The disclosures set forth under Item 1.01 are incorporated by reference into this Item 3.03.

Item 5.03                                           Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

The disclosures set forth under Item 1.01 are incorporated by reference into this Item 5.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 17, 2013, between the HMS Holdings Corp., a Delaware corporation and HMS Holdings Corp., a New York corporation

3.1	Certificate of Incorporation of HMS Holdings Corp., a Delaware corporation

3.2	By-Laws of HMS Holdings Corp., a Delaware corporation

4.1	Form of Common Stock Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HMS HOLDINGS CORP.
(Registrant)

By:	/s/ Walter D. Hosp
Name:	Walter D. Hosp
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Dated: July 23, 2013